UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2011

GLOBAL EAGLE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35176 (Commission File Number)	27-4757800 (I.R.S. Employer Identification Number)

10900 Wilshire Blvd., Suite 1500 Los Angeles, California (Address of principal executive offices)	90024 (Zip code)

(310) 209-7280
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Item 8.01.      Other Events.

On May 18, 2011, Global Eagle Acquisition Corp. (the “Company”) consummated an initial public offering (the “Offering”) of 18,992,500 of its units (the “Units”) (which included 1,492,500 units to cover the partial exercise of the over-allotment option of the underwriters in the Offering). Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $189,925,000.

Simultaneously with the consummation of the Offering, the Company consummated the private sale of 7,000,000 warrants (the “Sponsor Warrants”), each exercisable to purchase one share of Common Stock at $11.50 per share, to the Company’s sponsor, Global Eagle Acquisition LLC (the “Sponsor”), at a price of $0.75 per Sponsor Warrant, generating gross proceeds, before expenses, of $5,250,000 (the “Private Placement”). The Sponsor Warrants are identical to the Warrants included in the Units sold in the Offering, except that the Sponsor Warrants (i) will not be redeemable by the Company so long as they are held by members of the Sponsor or their permitted transferees, and (ii) may not be transferred, assigned or sold, except to certain permitted transferees, until 30 days after the Company completes its initial business combination. If the Company does not complete an initial business combination within 21 months from the closing of the Offering, the $5,250,000 in gross proceeds from the sale of the Sponsor Warrants in the Private Placement will be used by the Company to fund the redemption of its shares of Common Stock sold as part of the Units in the Offering, and the Sponsor Warrants will expire worthless.

Approximately $189 million of the proceeds from the Offering and the Private Placement were placed in a trust account at Citibank, N.A., with American Stock Transfer & Trust Company, LLC acting as trustee. Except for a portion of the interest income that may be released to the Company to pay income or franchise taxes and to fund the Company’s working capital requirements, and any amounts necessary to purchase up to 50% of the Common Stock issued by the Company in the Offering in certain circumstances, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Common Stock issued by the Company in the Offering if the Company is unable to consummate an initial business combination within 21 months from the closing of the Offering.

Audited financial statements as of May 19, 2011 reflecting receipt of the proceeds received by the Company in connection with the closing of the Offering and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K. The Company is also including as exhibits to this Current Report on Form 8-K an executed copy of its Investment Management Trust Agreement and a copy of the press release issued by the Company announcing the consummation of the Offering.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit
10.3	Investment Management Trust Agreement dated May 12, 2011 between the Company and American Stock Transfer & Trust Company, LLC.
99.1	Audited Financial Statements.
99.2	Press release of Global Eagle Acquisition Corp. dated May 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 24, 2011

Global Eagle Acquisition Corp.

By:	/s/ James A. Graf
James A. Graf
Vice President, Chief Financial Officer, Treasurer
and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.3	Investment Management Trust Agreement dated May 12, 2011 between the Company and American Stock Transfer & Trust Company, LLC.
99.1	Audited Financial Statements.
99.2	Press release of Global Eagle Acquisition Corp. dated May 18, 2011.